UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2020

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway San Jose, California	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value Per Share	WDC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2020, Western Digital Corporation (the “Company”) appointed David V. Goeckeler as Chief Executive Officer of the Company, effective as of March 9, 2020, succeeding Stephen D. Milligan. Concurrent with Mr. Goeckeler’s appointment as Chief Executive Officer, the Board of Directors of the Company appointed him as a member of the Board of Directors and as chair of the Executive Committee of the Board of Directors.

Mr. Goeckeler, 58, has served as Executive Vice President and General Manager, Networking and Security Business, of Cisco Systems, Inc. since July 2017. Prior to that, he served as Cisco’s Senior Vice President and General Manager, Networking and Security Business, from May 2016 to July 2017, and its Senior Vice President and General Manager, Security Business, from November 2014 to May 2016. He previously served as Cisco’s Vice President, Engineering and Security Business, and in a variety of other leadership positions within Cisco’s engineering organization since joining Cisco in May 2000. Mr. Goeckeler began his career as a software engineer at Bell Laboratories in 1986 before joining BellSouth, LLC in 1991 where he served as Vice President, Product Software, and as a senior member of the technical staff. Mr. Goeckeler holds Master of Business Administration degrees from Columbia University and University of California, Berkeley, through a joint program, a Master of Science degree in Computer Science from University of Illinois, Champaign-Urbana, and a Bachelor of Science degree in Computer Science and Bachelor of Arts degree in Mathematics from University of Missouri–Columbia.

In connection with his appointment as the Company’s Chief Executive Officer, Mr. Goeckeler will receive an annual base salary of $1,250,000 and a target annual award opportunity under the Company’s short-term incentive plan of 175% of annual base salary (payable on a pro rata basis for fiscal year 2020). The actual amount of Mr. Goeckeler’s annual bonus will be determined by the Compensation and Talent Committee of the Board (the “Compensation Committee”) based on the achievement of performance targets and other terms and conditions established by the Compensation Committee for the applicable fiscal year. Mr. Goeckeler will also receive a sign-on cash award of $3,500,000, subject to repayment to the Company if Mr. Goeckeler does not remain employed by the Company through March 9, 2021, unless the Company terminates his employment without cause.

The Company will grant Mr. Goeckeler a restricted stock unit award on his first day of employment with a grant date value of $10,000,000 (with the number of units subject to the award to be determined based on the closing stock price of the Company’s common stock as of the grant date), granted under the Company’s 2017 Amended and Restated Performance Incentive Plan (the “2017 Plan”). The restricted stock unit award will vest, subject to Mr. Goeckeler’s continued employment, in substantially equal annual installments on the first and second anniversaries of the grant date. The Company will also grant Mr. Goeckeler a performance stock unit award on his first day of employment with a grant date value of $20,500,000 (with the number of units subject to the award to be determined based on the closing stock price of the Company’s common stock as of the grant date), granted under the 2017 Plan. The performance stock unit award will vest, subject to Mr. Goeckeler’s continued employment, based on the Company’s relative total stockholder return performance compared to the S&P 500 Index constituents over a three-year performance period. The sign-on restricted stock unit award will vest, and the service-based vesting conditions of the performance stock unit award will be waived, if the Company terminates Mr. Goeckeler’s employment without cause.

Mr. Goeckeler will not be eligible to receive any additional equity awards under the Company’s annual long-term incentive (“LTI”) program until fiscal year 2021. Subject to approval by the Compensation Committee, Mr. Goeckeler is expected to receive an annual LTI award for fiscal year 2021 having a grant date value of $12,000,000, with 40% of such LTI award consisting of a time-based restricted stock unit award and 60% of such LTI award consisting of a performance stock unit award.

In accordance with the Company’s customary practice, the Company will enter into its standard form of indemnity agreement with Mr. Goeckeler, which agreement is filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on November 8, 2002. Mr. Goeckeler will also be eligible to participate in the Company’s Executive Severance Plan, Change of Control Severance Plan and other benefit programs generally available to the Company’s executive officers.

There are no arrangements or understandings between Mr. Goeckeler and any other person pursuant to which Mr. Goeckeler was appointed to serve as Chief Executive Officer of the Company or as a member of the Board of Directors. There are no family relationships between Mr. Goeckeler and any director or executive officer of the Company.

As previously announced, Stephen D. Milligan will remain with the Company in an advisory role until his retirement in September 2020 to ensure a smooth transition. Mr. Milligan will not be eligible to receive any severance benefits from the Company in connection with his retirement.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on March 5, 2020 announcing Mr. Goeckeler’s appointment as Chief Executive Officer of the Company and as a member of the Board of Directors. The press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Western Digital Corporation on March 5, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

By:	/s/ Michael C. Ray
Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary

Date: March 6, 2020